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                                                                      EXHIBIT 5


                                HALE AND DORR
                              COUNSELLORS AT LAW

                 60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                       617-526-6000 * FAX 617-526-5000




                                 May 27, 1994



GenRad, Inc.
300 Baker Avenue
Concord
Massachusetts  01742

        Re:  1991 Equity Incentive Plan

Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on May 27, 1994 with the Securities and Exchange Commission relating to 2,000,000 shares of the Common Stock, $1.00 par value per share ("Shares"), of GenRad, Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1991 Equity Incentive Plan (the "Plan").

        We have examined the Restated Articles of Organization and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based upon the foregoing, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.







WASHINGTON, DC                  BOSTON, MA                       MANCHESTER, NH
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      HALE AND DORR IS A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
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GenRad, Inc.
May 27, 1994
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        We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement.







                                                Very truly yours,


                                                /s/ HALE AND DORR
                                                HALE AND DORR